Exhibit 4.1

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 12, 2007 (this “Amendment”), is entered into by Agent, Canadian Agent, the Requisite Lenders set forth on the signature pages attached hereto and Borrowers (as defined below) and other Credit Parties in connection with that certain Second Amended and Restated Credit Agreement, dated as of June 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among UNITED AGRI PRODUCTS, INC., a Delaware corporation (“UAP”), UAP DISTRIBUTION, INC., a Delaware corporation (“UAP Distribution”), LOVELAND PRODUCTS, INC., a Colorado corporation (“Loveland Products” and together with UAP and UAP Distribution are sometimes referred to herein as the “U.S. Borrowers” and individually as a “U.S. Borrower”), UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada (“Canadian Borrower”) (U.S. Borrowers and Canadian Borrower are sometimes referred to herein as the “Borrowers” and individually as a “Borrower”), the other Credit Parties named therein, the financial institutions that are signatories thereto as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as the initial L/C Issuer and as Agent and GE CANADA FINANCE HOLDING COMPANY, an entity organized under the federal laws of Canada, as Canadian Agent. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement.

RECITALS

WHEREAS, the Credit Parties have requested that Agent, Canadian Agent and the Requisite Lenders amend certain provisions of the Credit Agreement as herein set forth; and

WHEREAS, Agent, Canadian Agent and the Requisite Lenders are prepared to amend certain provisions of the Credit Agreement, in the manner and on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            AMENDMENTS.

Subject to the satisfaction of the conditions to effectiveness set forth in Section 2 herein, Agent, Canadian Agent and the Requisite Lenders hereby agree to amend the Credit Agreement as set forth below:

(a)                                  Clause (iv) of Section 1.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iv)                        Subject to the terms and conditions hereof and the terms of the GE Capital Fee Letter, each Revolving Lender agrees, severally and not jointly, to make available to U.S. Borrowers during Period #8 through Period #12 of each Fiscal Year (as specified on Schedule 1.1(a)(iv) hereto) prior to the Commitment Termination Date, its Pro Rata Share of overadvances (“Overadvances”) requested by Borrower Representative on behalf of U.S. Borrowers hereunder. Overadvances shall constitute U.S. Revolving Credit Advances and may be repaid and reborrowed from time to time until the Commitment Termination Date. Overadvances (i) shall not exceed  $150,000,000 (which amount shall be reduced to (1) $145,000,000 on the first anniversary of the Closing Date, (2) $140,000,000 on the second anniversary of the Closing Date, (3) $130,000,000 on the third anniversary of the Closing Date, and (4) $115,000,000 on the fourth anniversary of the Closing Date); provided that the aggregate amount of Overadvances together with other outstanding Funded Debt shall not cause the Specified Leverage Ratio (calculated assuming such Overadvance was funded on the last day of the Specified Leverage Ratio Measuring Period) to exceed the Applicable Leverage Ratio (the “Maximum Overadvance”), (ii) shall only be drawn against if the outstanding balance of the U.S. Revolving Loan would otherwise equal or exceed the U.S. Borrowing Base, (iii) subject to Section 6.5, shall be paid prior to payment of the principal balance of the remainder of the U.S. Revolving Loan and the Canadian Revolving Loan and (iv) subject to Section 6.5, shall be paid in full on the first day of Period #1 of each Fiscal Year and on the Commitment Termination Date.”

(b)                                 Clauses (i) and (ii) of Section 1.1(b) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“(i)                               Subject to the terms and conditions hereof, each Term Lender has agreed and agrees to make a term loan (together with any additional term loan that may be extended pursuant to the Additional Term Loan Commitments as set forth in Section 1.17 hereof collectively, the “Term Loan”) on the Closing Date, the Third Amendment Closing Date and on any subsequent date on which any additional Term Loan is extended pursuant to the Additional Term Loan Commitments as set forth in Section 1.17) to U.S. Borrowers in the aggregate principal amount of its Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b)(i) (each a “Term Note” and collectively the “Term Notes”), and, except as provided in Section 1.9, U.S. Borrowers shall execute and deliver each Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of U.S. Borrowers to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon as prescribed in Section 1.2.

(ii)                                  U.S. Borrowers shall repay the principal amount of the Term Loan in twenty three (23) consecutive quarterly installments on the first day of January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2006, as follows:

Payment Dates	Installment Amounts
October 1, 2006	$437,500
January, 1, 2007	$437,500
April 1, 2007	$437,500
July 1, 2007	$437,500
October 1, 2007	$437,500
January, 1, 2008	$1,000,000
April 1, 2008	$1,000,000
July 1, 2008	$1,000,000
October 1, 2008	$1,000,000
January, 1, 2009	$1,000,000
April 1, 2009	$1,000,000
July 1, 2009	$1,000,000
October 1, 2009	$1,000,000
January, 1, 2010	$1,000,000
April 1, 2010	$1,000,000
July 1, 2010	$1,000,000
October 1, 2010	$1,000,000
January, 1, 2011	$1,000,000
April 1, 2011	$1,000,000
July 1, 2011	$1,000,000
October 1, 2011	$1,000,000
January, 1, 2012	$1,000,000
April 1, 2012	$1,000,000

The final installment due on June 1, 2012 shall be in the amount of $379,812,500 or, if different, the remaining principal balance of the Term Loan.”

(c)                                  Section 1.2(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)                            Borrowers shall pay interest (i) with respect to the U.S. Revolving Credit Advances (including the Overadvances), to Agent, for the ratable benefit of Lenders, (ii) with respect to the Canadian Revolving Credit Advances, to Canadian Agent, (iii) with respect to the Swing Line Advances, to Agent, for the benefit of the Swing Line Lender and (iv) with respect to the Term Loan, to Agent, for the ratable benefit of the Term Lenders, in each case in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances (excluding Overadvances) which are designated as Index Rate Loans (and for all other interest-bearing Obligations not otherwise set forth below), the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances (excluding Overadvances) which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, (ii) with respect to Revolving Credit Advances which are Overadvances and which are designated as Index Rate Loans, the Index Rate plus the Applicable Overadvance Index Margin per annum or, with respect to Revolving Credit Advances which are Overadvances and which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Overadvance LIBOR Margin per annum, (iii)  with respect to such portion of the Term Loan designated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, with respect to such portion of the Term Loan designated as a LIBOR Loan, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum and (iv) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

The Applicable Margins are as follows:

Applicable Revolver Index Margin	0.00%
Applicable Revolver LIBOR Margin	1.25%
Applicable Overadvance Index Margin	1.00%
Applicable Overadvance LIBOR Margin	2.25%
Applicable Term Loan Index Margin	1.75%
Applicable Term Loan LIBOR Margin	2.75%
Applicable Unused Line Fee Margin	0.25” %

(d)                                 Clause (a) of Section 1.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)                            Fee Letter. Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of August 23, 2007 among Borrowers and GE Capital (as may be amended, restated, supplemented or otherwise modified from time to time, the “GE Capital Fee Letter”), at the times specified for payment therein.”

(e)                                  Section 1 of the Credit Agreement is hereby amended by adding the following new Section 1.17 at the end thereof:

“1.17                     Increased Revolving Loan Commitment or Term Loan Commitment.

(a)                                  Subject to the terms and conditions set forth herein, so long as no Default or Event of Default shall have occurred and then be continuing, at any time during the term of this Agreement and on one or more occasions, Borrowers with Agent’s consent may propose to increase the Revolving Loan Commitment and/or the Term Loan Commitment by $50,000,000 or an integral multiple thereof, but in an amount not to exceed $150,000,000 in the aggregate for all such increases of the Revolving Loan Commitment and the Term Loan Commitment, in accordance with and pursuant to this Section 1.17; provided that (i) after giving effect to any Additional Commitments (as defined below), the Credit Parties will be in pro forma compliance with the financial covenants set forth in Section 4, (ii) the maturity date of the Revolving Loans and Term Loan extended pursuant to any such Additional Commitments shall be no earlier than the Commitment Termination Date, (iii) the aggregate amount of the Additional Term Loan Commitments shall not exceed $100,000,000;  (iv) the proceeds of the Term Loans extended by Lenders pursuant to the Additional Term Loan Commitments shall be used, for the repayment of the outstanding balance of the Revolving Loans, in whole or in part, or the proceeds of the Loans extended by Lenders pursuant to the Additional Commitments shall be used for Permitted Acquisitions, and for the financing of Borrowers’ working capital and general corporate needs and other uses of cash permitted herein, and (v) if the Applicable Margins with respect to the Additional Commitments for the Revolving Loan or the Term Loan exceed the Applicable Margins for the pre-existing Revolving Loan or Term Loan, as applicable, the Applicable Margins for the pre-existing Revolving Loan or Term Loan shall be increased to equal the Applicable Margins for the Additional Commitments.

(b)                                 Such proposal (an “Increased Commitment Proposal”) may be delivered by Borrower Representative to Agent and Lenders and, subject to paragraph (c) below, to Qualified Assignees approved by Borrower Representative, in each case, with the prior written consent of Agent, and shall set forth the amount of proposed increase of the Revolving Loan Commitment (collectively, the “Additional Revolving Loan Commitments”) and/or Term Loan Commitment (collectively, the “Additional Term Loan Commitments” and together with the Additional Revolving Loan Commitments collectively, the “Additional Commitments”).

(c)                                  The Increased Commitment Proposal shall be offered first to Lenders, who may accept, but are not obligated to accept, based on their respective Pro Rata Shares of the Revolving Loan Commitment and/or the Term Loan Commitment, as applicable. If the total amount of the Additional Commitments is not accepted by Lenders based on their respective Pro Rata Shares, then Lenders may accept, but are not obligated to accept, the remaining portions of the Additional Commitments on a non-pro rata basis. To the extent that Lenders do not accept all of the Additional Commitments, any remaining portion of the Increased Commitment Proposal may be offered to Qualified Assignees. Subject to the foregoing, Agent, in consultation with the Borrower Representative, shall have discretion to adjust the allocation of the Additional Commitments between and among Lenders that accept the Increased Commitment Proposal and Qualified Assignees that accept the Increased Commitment Proposal.

(d)                                 The Credit Parties, the Lenders accepting such Increased Commitment Proposal and the Qualified Assignees accepting such Increased Commitment Proposal shall have entered into an agreement (an “Increased Commitment Agreement”) in form and substance reasonably satisfactory to Agent pursuant to which, among other things, (1) Lenders and Qualified Assignees party thereto shall have accepted the Increased Commitment Proposal, (2) the Applicable Margins for the Additional Commitments are set forth, (3) the Qualified Assignees shall have agreed to be bound by this Agreement and shall have made the representations and warranties required of an assignee of Loans or Commitments under Section 8.1, (4) the terms of the Increased Commitment Proposal and the terms required by this Section 1.17 shall have been incorporated into this Agreement (which incorporation shall constitute an amendment of this Agreement and shall not require the consent of Requisite Lenders (so long as such Increased Commitment Agreement is limited to implementing the Increased Commitment Proposal and provisions reasonably related thereto as reasonably determined by Agent), (5) the Credit Parties shall have consented to the terms of the Increased Commitment Agreement, and (6) Borrowers shall have issued to each Lender that requests the same (i) a new Revolving Note in an amount equal to the Revolving Loan Commitment of such Lender (after giving effect to the increase of such Lender’s Revolving Loan Commitment) and/or a new Term Note in an amount equal to the Term Loan Commitment of such Lender (after giving effect to the increase of such Lender’s Term Loan Commitment).

(e)                                  On the effective date of any increase in the Revolving Loan Commitment under this Section 1.17, (i) (x) all necessary Revolving Credit Advances shall be made under the Additional Commitment and (y) a portion of those increased fundings shall be applied to the Revolving Loan held by Revolving Lenders whose percentage share of the outstanding Revolving Loan exceeds their respective Pro Rata Shares of the Revolving Loan Commitment (after giving effect to such increase in the Revolving Loan Commitment), in each case, so that the percentage share of the outstanding Revolving Loan held by each Revolving Lender equals its Pro Rata Share of the Revolving Loan Commitment, and (ii) the percentage interest of each Revolving Lender in each participation in each undrawn Letter of Credit (whether then outstanding or thereafter issued) shall equal its percentage interest in the Revolving Loan Commitment (after giving effect to such increase in the Revolving Loan Commitment). From and after that date, each Revolving Credit Advance shall be made in accordance with the Revolving Loan Commitments after giving effect to such increase in the Revolving Loan Commitment, and each repayment of a Revolving Credit Advance shall be applied in accordance with the Revolving Loan Commitments after giving effect to such increase in the Revolving Loan Commitments.

(f)                                    All Revolving Credit Advances made pursuant to the Additional Revolving Loan Commitments shall constitute Revolving Loan Advances and the additional Term Loan made pursuant to the Additional Term Loan Commitments shall constitute part of the Term Loan and, in each case, shall constitute Obligations, shall be secured pari passu by the Collateral and shall be repaid in accordance with the terms of this Agreement.”

(f)                                    Clause (v) of Section 3.6(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(v)                           the sum of all amounts payable in connection with all Permitted Acquisitions (including, without duplication, all earn outs, working capital adjustments, transaction costs and all Permitted Acquisition Debt, and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrowers and Target) shall not exceed (1) $150,000,000 in the aggregate per Fiscal Year which amount shall be increased in any Fiscal Year by the positive amount (if any), equal to the difference of (A) $150,000,000 minus (B) the actual amount of the sum of all amounts payable in connection with all Permitted Acquisitions during such prior Fiscal Year; provided that no more than (A) $25,000,000 in the aggregate per Fiscal Year and (B) $50,000,000 in the aggregate during the term of this Agreement may be spent for International Acquisitions and Canadian Acquisitions collectively; provided that if the purchase price under any Permitted Acquisition is paid in full or in part by the issuance of common Stock of Holdings or incurrence of Indebtedness permitted by Sections 3.1(m) or (n), the amount of any such consideration shall be excluded from the calculation of the annual limits referenced under this clause (v);”

(g)                                 Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“4.1                           Maximum Total Leverage Ratio. At any time at which any Term Loans are outstanding, permit the Total Leverage Ratio on the last day of any Fiscal Quarter (beginning with the Fiscal Quarter ending on or about November 25, 2007) to exceed the ratio set forth below opposite the last day of such Fiscal Quarter:

Fiscal Quarter	Total Leverage Ratio
Ending on or about November 25, 2007	3.90:1.00
Ending on or about February 24, 2008	3.25:1.00
Ending on or about May 25, 2008	3.25:1.00
Ending on or about August 24, 2008	4.10:1.00
Ending on or about November 23, 2008	3.50:1.00
Ending on or about February 22, 2009	3.25:1.00
Ending on or about May 24, 2009	3.25:1.00
Ending on or about August 23, 2009	3.75:1.00
Ending on or about November 22, 2009	3.50:1.00
Ending on or about February 28, 2010	3.25:1.00
Ending on or about May 30, 2010	3.25:1.00
Ending on or about August 29, 2010	3.75:1.00
Ending on or about November 28, 2010	3.50:1.00
Ending on or about February 27, 2011	3.25:1.00
Ending on or about May 29, 2011	3.25:1.00
Ending on or about August 28, 2011	3.75:1.00
Ending on or about November 27, 2011	3.50:1.00
Ending on or about February 26, 2012 and the last day of each Fiscal Quarter thereafter”	3.25:1.00

(h)                                 Clause (c) of Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)                            Breach of Certain Provisions; Breach of Warranty. Failure of any Credit Party to (i) perform or comply with any term or condition contained in clause (a) of Section 2.4 as to Borrowers only, Sections 2.11(c), 3, 4.1, 4.2 or 4.3(h)(1); or (ii) perform, keep or observe any of the provisions of Section  2.3 or Section 4.3(d)(i) solely with respect to Borrowing Base Certificates, and solely with respect to Section 2.3 and Section 4.3(d)(i), such failure shall remain unremedied for fifteen (15) days or more; or”

(i)                                     Clause (E) of Section 6.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(E)                           In all cases, the unpaid Swap Related Reimbursement Obligations and the unpaid Hedging Obligations shall not exceed $35,000,000 in the aggregate.”

(j)                                     Each of the following definitions set forth in Annex A to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s  Revolving Loan Commitment and Term Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment shall be One Billion Seventy Two Million Eight Hundred Twelve Thousand Five Hundred Dollars and Zero Cents ($1,072,812,500.00) on the Third Amendment Closing Date, as such Commitments may be increased pursuant to Section 1.17 hereof and may be reduced, amortized or adjusted from time to time in accordance with this Agreement.

“Hedging Obligations” means (i) all obligations owing by any U.S. Borrower to a Person who is a Lender or an Affiliate of any Lender, or a “Designated Hedge Provider”

(as defined below) or an Affiliate of any Designated Hedge Provider under any Interest Rate Agreement at the time such obligations were incurred by such U.S. Borrower; provided, however that this term shall specifically exclude the Swap Related Reimbursement Obligations and (ii) all obligations owing by any U.S. Borrower to a Person who is a Lender or an Affiliate of any Lender, or a Designated Hedge Provider or an Affiliate of any Designated Hedge Provider under any hedging arrangement related to commodities; provided, that the aggregate termination exposure related to all such commodities hedging arrangements shall not exceed $15,000,000 at any time.  “Designated Hedge Provider” means each Agent, and also the other agents on the cover page of this Agreement, which are Goldman Sachs Credit Partners L.P., Cooperatieve Centrale Raiffeisen-Boereleenbank B.A., “Rabobank International” New York Branch, and Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc.

“Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances (or fund its Participating Interest) or, solely with respect Lenders, incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or, solely with respect to Lenders, incur Letter of Credit Obligations, which aggregate commitment shall be Six Hundred Seventy Five Million Dollars and Zero Cents ($675,000,000.00) on the Third Amendment Closing Date, as such amount may be increased pursuant to Section 1.17 hereof and may be adjusted, if at all, from time to time in accordance with this Agreement.

“Term Loan Commitment” means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex B to this Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Three Hundred Ninety Seven Million Eight Hundred Twelve Thousand Five Hundred Dollars and Zero Cents ($397,812,500.00) on the Third Amendment Closing Date as such amount may be increased pursuant to Section 1.17 hereof and adjusted, if at all, from time to time in accordance with the Agreement. After advancing the Term Loan, each reference to a Lender’s Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding Term Loan.

(k)                                  Annex A to the Credit Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:

“Additional Commitments” has the meaning ascribed to it in Section 1.17(b).

“Additional Term Loan Commitments” has the meaning ascribed to it in Section 1.17(b).

“Additional Revolving Loan Commitments” has the meaning ascribed to it in Section 1.17(b).

“Increased Commitment Agreement” has the meaning ascribed to it in Section 1.17(d).

“Increased Commitment Proposal” has the meaning ascribed to it in Section 1.17(b).

“Third Amendment” that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of October 12, 2007, by and among Credit Parties, Agent and the Requisite Lenders.

“Total Leverage Ratio” means, with respect to Holdings and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of the last day of any Fiscal Quarter, to (b) the sum of EBITDA for the twelve months ending as of the last day of the most recent Fiscal Quarter for which Financial Statements are available prior to any date of determination (the “Total Leverage Ratio Measuring Period”).  Furthermore, for purposes of calculating the Total Leverage Ratio, the EBITDA attributable to any Permitted Acquisition occurring during or after the Total Leverage Ratio Measuring Period (but on or prior to the date of determination) shall be included in EBITDA as if such Permitted Acquisition had been consummated on the first day of the Total Leverage Ratio Measuring Period, in accordance with the definition of EBITDA.

“Third Amendment Closing Date” means the date on which each of the conditions precedent to the effectiveness of the Third Amendment are satisfied.

(l)                                     Annex B to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Annex B attached hereto.

(m)                               Exhibit 4.3(k) to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 4.3(k) attached hereto.

SECTION 2.

CONDITION TO EFFECTIVENESS.

The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)                                  this Amendment shall have been duly executed and delivered by the Borrowers, the other Credit Parties, Agent, Canadian Agent and Requisite Lenders (including those Lenders whose Term Loan Commitments are being increased hereunder);

(b)                                 the representations and warranties contained herein shall be true and correct in all respects;

(c)                                  except as otherwise provided in that certain Post-Closing Matters Agreement, dated as of the date hereof, by and among the Borrowers and Agents, the Credit Parties shall deliver all documents listed on, take all actions set forth on and satisfy all other conditions precedent listed on the Closing Checklist attached hereto as Exhibit A, all in form and substance, or in a manner, satisfactory to Agents and Lenders;

(d)                                 EBITDA of Holdings and its Subsidiaries on a consolidated basis shall be at least $200,000,000 for the trailing twelve months period most recently ended for which Financial Statements have been delivered to Agent pursuant to Section 4.3 of the Credit Agreement prior to the Third Amendment Closing Date, including adjustments reasonably satisfactory to Agent;

(e)                                  the senior secured Indebtedness of Borrowers shall be rated by S&P and by Moody’s;

(f)                                    since May 27, 2007 there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had a Material Adverse Effect;

(g)                                 Borrowers shall have paid to Agent the fees payable on the Third Amendment Closing Date pursuant to that certain Amended and Restated Fee Letter, dated as of August 22, 2007, among Borrowers and GE Capital; and

(h)                                 Borrowers shall have paid to Agent, for the ratable benefit of the Lenders that (x) are party to the Credit Agreement as in effect immediately prior to the effectiveness of this Amendment and (y) consent to this Amendment, an amendment fee equal to 12.5 basis points of the Commitments of each such Lender under the Credit Agreement as in effect immediately prior to the effectiveness of this Amendment, which fee shall be fully earned, and due and payable on the Third Amendment Closing Date.

SECTION 3.

REPRESENTATIONS AND WARRANTIES.

In order to induce Agent, Canadian Agent and Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to Agent, Canadian Agent and Lenders, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a)                                  all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

(b)                                 the execution, delivery and performance by such Credit Party of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment, and the Credit Agreement is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as its enforceability may be affected by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and (ii) general principles of equity;

(c)                                  neither the execution, delivery and performance of this Amendment by such Credit Party, the performance by such Credit Party of the Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach (y) has been waived herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof, or (z) has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(d)                                 no Default or Event of Default has occurred and is continuing;

(e)                                  U.S. Borrowers shall utilize the proceeds of the Term Loans extended to U.S. Borrowers on the Third Amendment Effective Date solely for repayment of the outstanding balance of the Revolving Loans and payment of fees and expenses relating to this Amendment.

SECTION 4.

REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

(a)                                  Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Agent, Canadian Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute an amendment or a waiver of any provision of the Credit Agreement or any Loan Document, in each case, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

SECTION 5.

COSTS AND EXPENSES.

As provided in Section 1.3(e) of the Credit Agreement, Borrowers agree to reimburse Agent and Canadian Agent for all reasonable, out-of-pocket fees, costs and expenses, including the reasonable, out-of-pocket fees, costs, and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment.

SECTION 6.

GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 7.

HEADINGS.

Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 8.

COUNTERPARTS.

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

SECTION 9.

CONFIDENTIALITY.

The matters set forth herein are subject to Section 9.13 of the Credit Agreement, which is incorporated herein by reference.

[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

UNITED AGRI PRODUCTS CANADA INC., as Canadian Borrower

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

UNITED AGRI PRODUCTS, INC., as a U.S. Borrower

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President and Chief Financial Officer

UAP DISTRIBUTION, INC., as a U.S. Borrower

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

LOVELAND PRODUCTS, INC., as a U.S. Borrower

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

CREDIT PARTIES:

UAP HOLDING CORP.

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President and Chief Financial Officer

LOVELAND INDUSTRIES, INC.

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

PLATTE CHEMICAL CO.

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

SNAKE RIVER CHEMICALS, INC.

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

TRANSBAS, INC.

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

UAP TIMBERLAND, LLC

By: UAP Distribution, Inc., its Manager

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

NIPKO, LLC

By: Loveland Products, Inc., its Manager

By:	/s/ Dave Bullock
	Name:	Dave Bullock
	Title:	Executive Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, an L/C Issuer and a Lender

By:	/s/ Andrew Crain
Its Duly Authorized Signatory

GE CANADA FINANCE HOLDING COMPANY, as Canadian Agent

By:	/s/ Richard Zeni
Its Duly Authorized Signatory

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

DEERE CREDIT, INC., as a Lender

By:	/s/ Michael P. Kuchn
	Name:	Michael P. Kuchn
	Title:	Manager, AFS Johnston Credit Operations

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian Conway
	Name:	Brian Conway
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam Seiden
	Name:	Adam Seiden
	Title:	Vice President and
Senior Client Manager

COOPERATIEVE CENTRALE RAIFFEISEN-BOERELEENBANK B.A., “RABOBANK INTERNATIONAL” NEW YORK BRANCH, as a Lender

By:	/s/ James Purky
	Name:	James Purky
	Title:	Vice President

By:	/s/ Brett Delfino
	Name:	Brett Delfino
	Title:	Executive Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender

By:	/s/ Richard Halston
	Name:	Richard Halston
	Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director
Banking Products Services, US

By:	/s/ Irja H. Otsa
	Name:	Irja H. Otsa
	Title:	Associate Director
Banking Products Services, US

BANK OF MONTREAL, as a Lender

By:	/s/ Ben Ciallella
	Name:	Ben Ciallella
	Title:	Vice President

By:	/s/ William P. Robin
	Name:	William P. Robin
	Title:	Managing Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

AMERICAN INTERNATIONAL GROUP, INC.

By:	AIG Global Investment Corp., its
Investment Advisor

By:	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

GALAXY CLO 2003-1, LTD.

By:	AIG Global Investment Corp., its
Investment Advisor

By:	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

GALAXY III CLO, LTD.

By:	AIG Global Investment Corp., its Collateral
Manager

By:	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

GALAXY IV CLO, LTD.

By:	AIG Global Investment Corp., as Collateral
Manager

By:	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

GALAXY V CLO, LTD.

By:	AIG Global Investment Corp., its Collateral
Manager

By:	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

GALAXY VI CLO, LTD.

By:	AIG Global Investment Corp., its Collateral
Manager

By:	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

BLACKROCK SENIOR INCOME SERIES

By:	BlackRock Financial Management, Inc., its
Collateral Manager

By:	/s/ Ann Marie Smith
	Name:	Ann Marie Smith
	Title:	Portfolio Manager

BLACKROCK SENIOR INCOME SERIES II

By:	BlackRock Financial Management, Inc., its
Collateral Manager

By:	/s/ Ann Marie Smith
	Name:	Ann Marie Smith
	Title:	Portfolio Manager

BLACKROCK SENIOR INCOME SERIES III

By:	BlackRock Financial Management, Inc., its
Collateral Manager

By:	/s/ Ann Marie Smith
	Name:	Ann Marie Smith
	Title:	Portfolio Manager

BLACKROCK SENIOR INCOME SERIES V f/k/a Granite Finance Limited

By:	BlackRock Financial Management, Inc., its
Collateral Manager

By:	/s/ Ann Marie Smith
	Name:	Ann Marie Smith
	Title:	Portfolio Manager

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

BLACKROCK SENIOR INCOME SERIES IV

By:	BlackRock Financial Management, Inc., its
Collateral Advisor

By:	/s/ Ann Marie Smith
Name:	Ann Marie Smith
Title:	Portfolio Manager

MAGNETITE V CLO, LIMITED

By:	BlackRock Financial Management, Inc., its
Investment Advisor

By:	/s/ Ann Marie Smith
Name:	Ann Marie Smith
Title:	Portfolio Manager

SENIOR LOAN FUND

By:	BlackRock Financial Management, Inc., its
Investment Advisor

By:	/s/ Ann Marie Smith
Name:	Ann Marie Smith
Title:	Portfolio Manager

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

CS ADVISORS CLO I LTD.

By:	CapitalSource Advisors LLC, as Portfolio
Manager and Attorney-in-Fact

By:	/s/ Charles A. Stearns
	Name:	Charles A. Stearns
	Title:	Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

BRIDGEPORT CLO LTD.

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

MARQUETTE PARK CLO LTD.

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

MARKET SQUARE CLO LTD.

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

LONG GROVE CLO, LIMITED

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

BRYN MAWR II CLO, LTD.

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

CUMBERLAND II CLO, LTD.

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

ROSEMONT CLO, LTD.

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

MUIRFIELD TRADING LLC

By:	/s/ Anna M. Tallent
	Name:	Anna M. Tallent
	Title:	Assistant Vice President

ACCESS INSTITUTIONAL LOAN FUND

By:	Deerfield Capital Management LLC, as its
Portfolio Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

FOREST CREEK CLO, LTD.

By:	Deerfield Capital Management LLC, as its
Collateral Manager

By:	/s/ Matt Stouffer
	Name:	Matt Stouffer
	Title:	Managing Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

DENALI CAPITAL CLO V, LTD.

By:	Denali Capital LLC, Managing Member of
DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO V, Ltd., or an affiliate

By:	/s/ John P. Thacker
	Name:	John P. Thacker
	Title:	Chief Credit Officer

DENALI CAPITAL CLO VI, LTD.

By:	Denali Capital LLC, Managing Member of
DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO VI, Ltd., or an affiliate

By:	/s/ John P. Thacker
	Name:	John P. Thacker
	Title:	Chief Credit Officer

DENALI CAPITAL CLO VII, LTD.

By:	Denali Capital LLC, Managing Member of
DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO VII, Ltd., or an affiliate

By:	/s/ John P. Thacker
	Name:	John P. Thacker
	Title:	Chief Credit Officer

DENALI CAPITAL CLO VIII, LTD.

By:	Denali Capital LLC, Managing Member of
DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO VIII, Ltd., or an affiliate

By:	/s/ John P. Thacker
	Name:	John P. Thacker
	Title:	Chief Credit Officer

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

EATON VANCE VT FLOATING-RATE INCOME FUND

By:	Eaton Vance Management, as Investment
Advisor

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

EATON VANCE VARIABLE LEVERAGE FUND LTD.

By:	Eaton Vance Management, as Investment
Advisor

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

GRAYSON & CO.

By:	Boston Management and Research, as
Investment Advisor

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

By:	Eaton Vance Management, as Investment
Advisor

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

EATON VANCE CDO VIII, LTD.

By:	Eaton Vance Management, as Investment
Advisor

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

GOLDENTREE LOAN OPPORTUNITIES III, LTD.

By: GoldenTree Asset Management, L.P.

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director – Bank Debt

GOLDENTREE LOAN OPPORTUNITIES V, LTD.

By: GoldenTree Asset Management, L.P.

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director – Bank Debt

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

THE HARTFORD MUTUAL FUNDS, INC., ON BEHALF OF THE HARTFORD FLOATING RATE FUND

By:	Hartford Investment Management Company,
its Sub-advisor, as a Lender

By:	/s/ John P. Connor
	Name:	John P. Connor
	Title:	Senior Vice President

ATLAS LOAN FUNDING (HARTFORD), LLC

By: Atlas Capital Funding, Ltd.

By:	Structured Asset Investors, LLC, its
Investment Manager

By:	/s/ Diana M. Himes
	Name:	Diana M. Himes
	Title:	Vice President

HARTFORD INSTITUTIONAL TRUST, ON BEHALF OF ITS FLOATING RATE BANK LOAN SERIES

By:	Hartford Investment Management Company,
its Investment Manager, as a Lender

By:	/s/ John P. Connor
	Name:	John P. Connor
	Title:	Senior Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

VICTORIA FALLS CLO, LTD.

By:	/s/ Jeremy Johnson
	Name:	Jeremy Johnson
	Title:	Assistant Vice President

DIAMOND LAKE CLO, LTD.

By:	/s/ Jeremy Johnson
	Name:	Jeremy Johnson
	Title:	Assistant Vice President

SUMMIT LAKE CLO, LTD.

By:	/s/ Jeremy Johnson
	Name:	Jeremy Johnson
	Title:	Assistant Vice President

CLEAR LAKE CLO, LTD.

By:	/s/ Jeremy Johnson
	Name:	Jeremy Johnson
	Title:	Assistant Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

GANNETT PEAK CLO I, LTD.

By:	McDonnell Investment Management,
LLC, as Investment Manager

By:	Kathleen A. Zarn
	Name:	Kathleen A. Zarn
	Title:	Vice President

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

VENTURE III CDO LIMITED

By:	Its Investment Advisor, MJX Asset
Management, LLC

By:	/s/ Hans L. Christensen
	Name:	Hans L. Christensen
	Title:	Chief Investment Officer

VENTURE IV CDO LIMITED

By:	Its Investment Advisor, MJX Asset
Management, LLC

By:	/s/ Hans L. Christensen
	Name:	Hans L. Christensen
	Title:	Chief Investment Officer

VENTURE V CDO LIMITED

By:	Its Investment Advisor, MJX Asset
Management, LLC

By:	/s/ Hans L. Christensen
	Name:	Hans L. Christensen
	Title:	Chief Investment Officer

VENTURE VI CDO LIMITED

By: Its Investment Advisor, MJX Asset Management, LLC

By:	/s/ Hans L. Christensen
	Name:	Hans L. Christensen
	Title:	Chief Investment Officer

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

VENTURE VII CDO LIMITED

By:	Its Investment Advisor, MJX Asset
Management, LLC

By:	/s/ Hans L. Christensen
	Name:	Hans L. Christensen
	Title:	Chief Investment Officer

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

OAK HILL CREDIT PARTNERS II, LIMITED

By:	Oak Hill CLO Management II, LLC, as
Investment Manager

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OAK HILL CREDIT PARTNERS III, LIMITED

By:	Oak Hill CLO Management III, LLC, as
Investment Manager

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OAK HILL CREDIT PARTNERS IV, LIMITED

By:	Oak Hill CLO Management IV, LLC, as
Investment Manager

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

SMBC MVI SPC, on behalf of and for the account of Segregated Portfolio No. 1

By:	Oak Hill Separate Account Management I,
LLC, as Investment Manager

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OHA PARK AVENUE CLO I, LTD.

By:	Oak Hill Advisors, L.P., as Investment
Manager

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

ACAS CLO 2006-1, Ltd.

By:	American Capital Asset Management, LLC,
as Portfolio Manager

By:	/s/ Dana Dratch
	Name:	Dana Dratch
	Title:	Authorized Signatory

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

CENTURION CDO II, LTD.

By:	RiverSource Investments, LLC,
As Collateral Manager

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SEQUILS-CENTURION V, LTD.

By:	RiverSource Investments, LLC,
As Collateral Manager

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

AMERIPRISE CERTIFICATE COMPANY

By:	/s/ Yvonne E. Stevens
	Name:	Yvonne E. Stevens
	Title:	Senior Managing Director

CENTURION CDO III, LIMITED

By:	RiverSource Investments, LLC,
As Collateral Agent

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

RIVERSOURCE BOND SERIES, INC.- RIVERSOURCE FLOATING RATE FUND

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

NOB HILL CLO, LIMITED

By:	Seneca Capital Management as Collateral
Manager

By:	/s/ Bradley Kane
	Name:	Bradley Kane
	Title:	Portfolio Manager

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

STANFIELD MODENA CLO, LTD.

By:	Stanfield Capital Partners LLC, as its Asset
Manager

By:	/s/ David Frey
	Name:	David Frey
	Title:	Managing Director

STANFIELD VEYRON CLO, LTD.

By:	Stanfield Capital Partners LLC, as its
Collateral Manager

By:	/s/ David Frey
	Name:	David Frey
	Title:	Managing Director

STANFIELD DAYTONA CLO, LTD.

By:	Stanfield Capital Partners LLC, as its
Collateral Manager

By:	/s/ David Frey
	Name:	David Frey
	Title:	Managing Director

STANFIELD AZURE CLO, LTD.

By:	Stanfield Capital Partners LLC, as its
Collateral Manager

By:	/s/ David Frey
	Name:	David Frey
	Title:	Managing Director

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

RAMPART CLO I LTD.

By:	Stone Tower Debt Advisors LLC, as its
Collateral Manager

By:	/s/ Michael W. Delpercio
	Name:	Michael W. Delpercio
	Title:	Authorized Signatory

STONE TOWER CREDIT FUNDING I LTD.

By:	Stone Tower Debt Advisors LLC, as its
Collateral Manager

By:	/s/ Michael W. Delpercio
	Name:	Michael W. Delpercio
	Title:	Authorized Signatory

STONE TOWER CLO IV, LTD.

By:	Stone Tower Debt Advisors LLC, as its
Collateral Manager

By:	/s/ Michael W. Delpercio
	Name:	Michael W. Delpercio
	Title:	Authorized Signatory

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement

ENDURANCE CLO I, LTD.

By:	West Gate Horizons Advisors LLC, as
Portfolio Manager

By:	/s/ Michael J. Campbell
	Name:	Michael J. Campbell
	Title:	Portfolio Manager

ARCHIMEDES FUNDING IV (CAYMAN), LTD.

By:	West Gate Horizons Advisors LLC, as
Collateral Manager

By:	/s/ Michael J. Campbell
	Name:	Michael J. Campbell
	Title:	Portfolio Manager

WG HORIZONS CLO I, LTD.

By:	West Gate Horizons Advisors LLC, as
Manager

By:	/s/ Michael J. Campbell
	Name:	Michael J. Campbell
	Title:	Portfolio Manager

Signature Page to Third Amendment To Second Amended and Restated Credit Agreement